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                                                                   EXHIBIT 99(b)

                                 JEFFBANKS, INC.

                                      PROXY

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                   RECONVENED ON  _________, NOVEMBER ___, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned hereby appoints Betsy Z. Cohen and Robert B. Goldstein, and each of them, as Proxy, each with full power of substitution, to vote all of the stock of JEFFBANKS, INC. standing in the undersigned's name at the reconvened Special Meeting of Shareholders of JEFFBANKS, INC., to be held at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, PA 19103, on ________, November __,1999 at _____ _.m., and at any adjournment thereof.
The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified below. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER OF JEFFBANKS, INC. WITH HUDSON UNITED BANCORP AND THE ADOPTION OF THE MERGER AGREEMENT. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                                                              (see reverse side)
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1.       APPROVAL OF THE MERGER OF JEFFBANKS, INC. WITH HUDSON UNITED BANCORP
         AND THE ADOPTION OF THE MERGER AGREEMENT

           /   /       FOR

           /   /       AGAINST

           /   /       ABSTAIN


2. In their discretion, upon such other matters as may properly come before the meeting.

                                               Dated:  ________________, 1999

                                               ___________________________
                                               Signature

                                               ___________________________
                                               Print Name

                                               ___________________________
                                               Signature

                                               ___________________________
                                               Print Name

                                               (Please sign exactly as
                                               your name appears on this
                                               proxy card. When signing as
                                               an executor, administrator,
                                               guardian, trustee or
                                               attorney, please give your
                                               title as such. If a
                                               corporation, please sign
                                               the full corporate name by
                                               President or other
                                               authorized officer. If a
                                               partnership, please sign in
                                               partnership name by
                                               authorized person. If the
                                               shares are held in joint
                                               name, all joint owners
                                               should sign.)


                                               PLEASE DATE, SIGN AND
                                                  RETURN PROMPTLY